February 2, 1998



Board of Directors
Franklin Bancorporation, Inc.
1800 K Street, N.W.
Suite 929
Washington, D.C.  20006

Ladies and Gentlemen:

     We have acted as counsel to Franklin Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement of Form S-8 filed on or about the date hereof (the "Registration Statement"), of 100,000 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company, issuable upon the exercise of options granted under the Franklin Bancorporation, Inc. Nondiscretionary Stock Option Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with such registration.

     In connection with the opinion expressed herein, we have reviewed the following documents:

         1.       an executed copy of the Registration Statement;

         2.       a copy of the Plan;

         3. the Articles of Incorporation of the Company, filed on October 31, 1988 and any amendments thereto;

         4.       the Bylaws of the Company and any amendments thereto;

         5. the resolutions of the Board of Directors of the Company, adopted at the meeting held on June 19, 1996, relating to, among other things, the approval of the Plan;

         6. the resolutions of the Board of Directors of the Company adopted and the meeting held on January 28, 1998 relating to among other things, the filing of the Registration Statement; and
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         7.       the resolutions of the stockholders of the Company, adopted at the meeting held on June 19, 1996, relating to, among other things, the approval of the Plan.

In addition, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to questions of fact material to the opinions expressed below, we have relied upon the accuracy of all representations, warranties and certifications of the Company contained in the documents referred to in this opinion letter. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. During the course of our discussions with corporate officers and representatives and our review of the documents specified above in connection with the preparation of this opinion, no facts were disclosed to us which causes us to conclude that any such statement or representation is untrue.

     In reliance on the foregoing, and subject for all purposes and in all respects to the assumptions, limitations, qualifications, disclaimers, and exceptions set forth herein, it is our opinion that, as of the date hereof:

     1. The Shares to be issued upon the exercise of the stock options are validly authorized.

     2. Assuming (a) the Shares so issuable will be validly authorized on the dates of exercise, (b) on the dates of exercise, the stock options will have been duly executed, issued, and delivered, will constitute the legal, valid, and binding obligations of the Company, and will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms and the terms of the Plan, (c) no change occurs in the applicable law or the pertinent facts, and (d) the stock options are exercised in accordance with their terms and the terms of the Plan, the Shares so issuable will be validly issued, fully paid, and nonassessable.

     The foregoing opinions are limited in all respects and for all purposes solely to the General Corporation Law of the State of Delaware. While certain members of this firm are admitted in other jurisdictions, we have not examined the laws of any jurisdictions or consulted with members of the firm who are admitted in other jurisdictions with respect to the laws of any such jurisdictions.

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     We assume no  obligation  to advise  you of any  changes  in the  foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on or about the date of this letter, and should not be quoted, relied on or referred to by, nor may copies be delivered to, any other person or used for any other purpose without the express prior written consent of this Firm in each instance.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Respectfully submitted,

                                          TUCKER, FLYER & LEWIS
                                             a professional corporation



                                          By:/s/ Tucker, Flyer & Lewis
                                          ----------------------------